Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pembina Pipeline Corporation

We consent to the use of our report dated March 1, 2013 with respect to the consolidated financial statements incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Calgary, Canada
April 5, 2013